UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 14, 2007

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers.

FY 2007 Spotfire Division Executive Incentive Compensation Plan

On August 14, 2007, the Compensation Committee of the Board of Directors of TIBCO Software Inc. (the “Committee”) approved the terms of the FY 2007 Spotfire Division Executive Incentive Compensation Plan (the “Spotfire Division EICP”). The Spotfire Division EICP provides for the payment of cash bonuses to eligible executives of the Spotfire Division including Christopher Ahlberg, a Section 16 Officer of TIBCO Software Inc., based on the attainment of certain corporate performance criteria established by the Committee. There is also a discretionary component to the Spotfire Division EICP which permits the Committee to award cash bonuses based on individual performance.

A description of the Spotfire Division EICP is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Summary of FY 2007 Spotfire Division Executive Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes
Executive Vice President, General Counsel and Secretary

Date: August 16, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Summary of FY 2007 Spotfire Division Executive Incentive Compensation Plan.